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                                                                   EXHIBIT 10(e)

                              JACOBSON STORES INC.

                         1994 Management Incentive Plan



Senior management incentives are based on accomplishing the key goals of our business plan. Incentives are structured to strive for excellence.

The management incentive plan is designed to:

    . foster an awareness of the Company's objective of consistent, profitable operation.

    . motivate managers to meet the shorter term needs of shareholders without sacrificing long-term profitability.

    . encourage managers to "stretch" for higher levels of performance in the future.

    . establish target incentives for each participant so that each person is aware of what payout percentages can be expected with various levels of accomplishment.

    .   encourage long-term retention of key employees.

The principal features of the plan include:

    . participation in the plan is limited to salaried officers of the Company.

    . the potential payout as a percent of the base salary of each participant is as follows:


                                                        Threshold         Target          Maximum
                                                        ---------         ------          -------
                % of target                                80%             100%             125%
                % of target award                           0%             100%             150%
        -----------------------------------------------------------------------------------------
        Chairman and CEO                                 17.5%              35%              50%
        Vice Chairman                                    15                 30               45
        President                                        15                 30               45
        SVP - Stores                                     12.5               25               37.5
        SVP - GMM                                        12.5               25               37.5
        VP - Store Group Manager                         10                 20               30
        VP - DMM                                         10                 20               30
        VP - Staff Positions                             10                 20               30
        -----------------------------------------------------------------------------------------



    . specific performance criteria and weights are established at the beginning of the year for each participant. At the most senior level, primary emphasis is placed on corporate goal achievement (to emphasize the importance of cooperation and the team approach); at the VP-Staff level, primary emphasis is placed on individual goal achievement.